UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 2, 2012

PUNCHLINE RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

736 Bay Street, Suite 1205, Toronto, Ontario, Canada	M5G 2M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 619-0611

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 27, 2012, we entered into a financing agreement (the “Financing Agreement”) with one investor pursuant to which, the investor will make available up to $1,000,000 by way of advances until August 27, 2013.

On September 25, 2012, we provided notice, pursuant to the terms of the Financing Agreement, for an advance of $150,000.  Upon receiving the funds, on October 2, 2012, we issued 96,774 shares of our common stock at a price of $1.55 which is the average amount of the closing price of our common stock, for the five (5) Banking Days immediately preceding the date of the advance.  All of these shares were issued pursuant to an exemption from registration relying on Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUNCHLINE RESOURCES LTD.

/s/ Ramzan Savji
Ramzan Savji
President and Director

Date: October 3, 2012